Calculation of Filing Fee Tables
S-1
Imunon, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $0.01 per share ("Common Stock")	Other	20,000,000	$ 1.00	$ 20,000,000.00	0.000087	$ 1,740.00
Fees to be Paid	2	Equity	Pre-funded warrants to purchase Common Stock	Other				0.000087	$ 0.00
Fees to be Paid	3	Equity	Tranche A common warrants to purchase Common Stock	Other				0.000087	$ 0.00
Fees to be Paid	4	Equity	Tranche B common warrants to purchase Common Stock	Other				0.000087	$ 0.00
Fees to be Paid	5	Equity	Tranche C common warrants to purchase Common Stock	Other				0.000087	$ 0.00
Fees to be Paid	6	Equity	Tranche D common warrants to purchase Common Stock	Other				0.000087	$ 0.00
Fees to be Paid	7	Equity	Placement agent warrants to purchase Common Stock	Other				0.000087	$ 0.00
Fees to be Paid	8	Equity	Exchange warrants to purchase Common Stock	Other				0.000087	$ 0.00
Fees to be Paid	9	Equity	Common Stock issuable upon exercise of the pre-funded warrants	Other				0.000087	$ 0.00
Fees to be Paid	10	Equity	Common Stock issuable upon exercise of the Tranche A common warrants, the Tranche B common warrants, the Tranche C common warrants, the Tranche D common warrants, the placement agent warrants and the exchange warrants	Other	91,000,000	$ 1.00	$ 91,000,000.00	0.000087	$ 7,917.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 111,000,000.00		$ 9,657.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 9,657.00
Offering Note
[1]	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock of Imunon, Inc. (the "Registrant") that become issuable with respect to the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other transaction effected without the Registrant's receipt of consideration that results in an increase in the number of outstanding shares of the Registrant's Common Stock. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the Registrant's common stock on the Nasdaq Capital Market on October 20, 2026. The proposed maximum aggregate offering price of the Common Stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants sold in the offering, and, as such, the proposed maximum aggregate offering price of the Common Stock and pre-funded warrants (including the Common Stock issuable upon exercise of the pre-funded warrants), if any, is $20,000,000.

[2]	Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required for the warrants because the warrants are being registered in the same Registration Statement as the Common Stock issuable upon exercise of the warrants.

[3]	Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required for the warrants because the warrants are being registered in the same Registration Statement as the Common Stock issuable upon exercise of the warrants.

[4]	Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required for the warrants because the warrants are being registered in the same Registration Statement as the Common Stock issuable upon exercise of the warrants.

[5]	Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required for the warrants because the warrants are being registered in the same Registration Statement as the Common Stock issuable upon exercise of the warrants.

[6]	Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required for the warrants because the warrants are being registered in the same Registration Statement as the Common Stock issuable upon exercise of the warrants.

[7]	Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required for the warrants because the warrants are being registered in the same Registration Statement as the Common Stock issuable upon exercise of the warrants.

[8]	Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required for the warrants because the warrants are being registered in the same Registration Statement as the Common Stock issuable upon exercise of the warrants.

[9]	The proposed maximum aggregate offering price of the Common Stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants sold in the offering, and, as such, the proposed maximum aggregate offering price of the Common Stock and pre-funded warrants (including the Common Stock issuable upon exercise of the pre-funded warrants), if any, is $20,000,000.

[10]	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock of Imunon, Inc. (the "Registrant") that become issuable with respect to the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other transaction effected without the Registrant's receipt of consideration that results in an increase in the number of outstanding shares of the Registrant's Common Stock. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the Registrant's common stock on the Nasdaq Capital Market on October 20, 2026. Each share of Common Stock or pre-funded warrant is being sold together with one Tranche A common warrant to purchase one half of one share of Common Stock or an exchange warrant in lieu thereof to purchase one-half of one share of Common Stock, one Tranche B common warrant to purchase one share of Common Stock or an exchange warrant in lieu thereof to purchase one share of Common Stock, one Tranche C common warrant to purchase one share of Common Stock or an exchange warrant in lieu thereof to purchase one share of Common Stock and one Tranche D common warrant to purchase one share of Common Stock or an exchange warrant in lieu thereof to purchase one share of Common Stock. The placement agent warrants will be exercisable for a number of shares equal to 5.0% of the total number of securities sold in the offering, excluding shares issuable upon exercise of investor warrants.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date